As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-[_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMAZE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	87-3905007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2901 West Coast Highway, Suite 200

Newport Beach, CA 92663
(800) 734-1563
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2021 Equity Incentive Plan

(Full Title of Plan)

Aaron Day

Chief Executive Officer

Amaze Holdings, Inc.

2901 West Coast Highway, Suite 200

Newport Beach, CA 92663

(800) 734-1563

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

 Copies to:

William M. Mower, Esq.
Maslon LLP
225 South 6th Street, Suite 2900

Minneapolis, MN 55402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 826,087 shares of common stock, par value $0.001 per share (the “Common Stock”), of Amaze Holdings, Inc., a Nevada corporation (the “Company”), issuable under the 2021 Equity Incentive Plan (as amended and restated, the “2021 Plan”), following stockholder approval of an amendment and restatement of the Plan at the Company’s 2025 annual meeting of stockholders held on June 12, 2025. The Company’s registration statement on Form S-8 (File No. 333-262906), as filed with the SEC on February 22, 2022 (the “Prior Form S-8”), relating to the Plan is currently effective and, in accordance with General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Unless otherwise indicated, all share numbers herein, including the Common Stock registered hereunder and registered under the prior registration statement, give effect to the Company’s 1-for-23 reverse stock split that became effective on June 12, 2025.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 20, 2021).

4.2

Certificate of Amendment to Articles of Incorporation of Amaze Holdings, Inc. filed June 12, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 13, 2025).

4.3	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 13, 2025).
5.1*	Opinion of Maslon LLP.

10.1	Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 13, 2025).

23.1*	Consent of Wipfli LLP.

23.2*	Consent of Bush & Associates CPA LLC.

23.3*	Consent of Maslon LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page herein).
107*	Filing Fee Table.

* Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on June 13, 2025.

AMAZE HOLDINGS, INC.

/s/ Aaron Day
Aaron Day
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Aaron Day, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Aaron Day	Chief Executive Officer and Director	June 13, 2025
Aaron Day	(Principal Executive Officer)

/s/ Keith Johnson	Chief Financial Officer	June 13, 2025
Keith Johnson	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Peter Deutschman	Director	June 13, 2025
Peter Deutschman

/s/ Eric Doan	Director	June 13, 2025
Eric Doan

/s/ Amrapali Gan	Director	June 13, 2025
Amrapali Gan

/s/ Sandie Hawkins	Director	June 13, 2025
Sandie Hawkins

/s/ Michael Pruitt	Director	June 13, 2025
Michael Pruitt

/s/ David Yacullo	Director	June 13, 2025
David Yacullo